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                                                                   Exhibit 23.02

                       [LETTERHEAD OF COOPERS & LYBRAND]


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of MK Gold Company on Form S-8 of our report dated May 5, 1995, on our audits of the financial statements of the Castle Mountain Venture (not presented separately therein) as at March 31, 1995 and 1994, and for the year ended March 31, 1995 and the three months ended March 31, 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1996.


Vancouver, Canada                                        /s/ Coopers & Lybrand
November 22, 1996                                        Chartered Accountants